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[*****] = Certain information contained in this document, marked by brackets, has been omitted because the registrant customarily and actually treats such information as private or confidential and it is not material.

AMENDMENT NO. 3

TO THE CARRYING AGREEMENT

This amendment (the “Third Amendment”) is made between DRIVEWEALTH, LLC (“DriveWealth”), and ML WEALTH, LLC (“Company”) and is effective as of 5/1/2023 (the “Third Amendment Effective Date”).

WHEREAS, Company and DriveWealth entered into that certain Amended and Restated Carrying Agreement dated October 29, 2020 (the “Carrying Agreement”);

WHEREAS, Company and DriveWealth entered into that certain first amendment to the Carrying Agreement dated March 31, 2021 (the “First Amendment”);

WHEREAS, Company and DriveWealth entered into that certain second amendment to the Carrying Agreement dated December 6, 2021 (together with the Carrying Agreement and the First Amendment, the “Prior Agreement”);

WHEREAS, Company and DriveWealth desire to amend the Prior Agreement as stated in this Amendment.

NOW THEREFORE, in consideration of the premises, the promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the Parties mutually agree as follows:

1.
The following Definition is added to Section 1 of the Agreement:

“Fee Schedule” means the most recently dated pricing terms, including but not limited to all Fees, as signed by both Parties, and any amendments or supplements thereto, which are incorporated by reference in this Agreement.

2.
Section 23.1 is deleted and replaced in its entirety by the following:

23.1 Fees. DriveWealth shall charge Company, and Company shall pay DriveWealth, the Fees set forth in the Fee Schedule. The Fee Schedule may be amended at any time to reflect new or expanded Services provided by DriveWealth to Company as agreed to in a mutual amendment or supplement to the Fee Schedule. Except for those Fees stated in Exhibit B of the Fee Schedule, which may be amended on prior written notice, additional changes to the Fee Schedule require mutual amendment or supplement to the Fee Schedule.

3.
Section 30.2 is deleted and replaced in its entirety by the following:

30.2 Early Termination Fee. Any early termination fees, to the extent applicable, are detailed in Exhibit A of the Fee Schedule. For the avoidance of doubt, Company will not be subject to an early termination fee if Company terminates this Agreement pursuant to Termination for Default whereby DriveWealth is the Defaulting Party.

4.
All fees schedules previously agreed to between the Parties prior to the Third Amendment Effective Date are superseded in accordance with the attached Fee Schedule, which shall remain in effect until the end of the Initial Term, unless further amended or supplemented by the Parties, and is subject to the following conditions:

Amendment No. 3

Confidential

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a.
If at any time during the Initial Term, the Company’s affiliate, MoneyLion Securities, LLC undergoes efforts to operationalize with the intention of accepting client funds, then it agrees to give DriveWealth the right of first refusal to provide it with clearing services and it will work in good faith with DriveWealth to enter into a mutually acceptable separate carrying agreement between DriveWealth and MoneyLion Securities, LLC at such time;
b.
Company agrees to work in good faith with DriveWealth to sign a memorandum of understanding (“MOU”) to convert all funded Accounts to the white label partner identification (“WLP ID”) that is currently associated with Company’s Accounts to a new WLP ID that DriveWealth will create solely for Company (the “ML WLP ID”) on or before October 15, 2023, with the intent of beginning the conversion of such accounts before December 31, 2023, subject to a mutually agreed upon extension, as appropriate; and
c.
The Fees included in the Fee Schedule shall apply to all Transactions executed through the ML WLP ID for the remainder of the Initial Term.

If Company does not meet the conditions set forth in section 4.a. or 4.b., the prior fees, which are included as Exhibit C to the Fee Schedule, shall apply.

Each capitalized term used and not otherwise defined herein has the meaning ascribed to such term in the Prior Agreement. This Third Amendment modifies the Prior Agreement and all prior amendments, supplements, and understandings to the Prior Agreement. All of the provisions of the Prior Agreement not specifically deleted or modified herein shall remain in full force and effect. Wherever there is a conflict between this Third Amendment and the Prior Agreement, the provisions of this Third Amendment will control, and the Prior Agreement will be construed accordingly. The modifications stated above shall take effect as of the Third Amendment Effective Date.

THE PARTIES have executed this Third Amendment as of the Third Amendment Effective Date by their duly authorized representatives, who represent that they have the authority to bind their respective Party.

ML Wealth, LLC		DriveWealth, LLC
By:	/s/ Erika Nuno	By:	/s/ Jeff Pasquerella
Name:	Erika Nuno	Name:	Jeff Pasquerella
Title:	Head of Strategic Finance and Revenue	Title:	Global Chief Legal Officer
Date:	9/15/2023	Date:	9/15/2023

Amendment No. 3

Confidential

FEE SCHEDULE

EXHIBIT A

FEES AND CLEARING SERVICE CHARGES

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EXHIBIT B

STANDARD FEES

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EXHIBIT C

[ML WEALTH PRIOR FEE SCHEDULE]

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